SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               WEGENER CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                               WEGENER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD THURSDAY, JANUARY 28, 1999

To the Stockholders:

     The Annual Meeting of Stockholders of WEGENER CORPORATION, a Delaware corporation, will be held at its home office at 11350 Technology Circle, Duluth, Georgia 30097, on Thursday, January 28, 1999 at 7:00 p.m., Eastern Standard Time, for the following purposes:

     (a) To elect two Class I directors to hold office until the 2002 Annual Meeting of Stockholders or until their successors shall have been elected and qualified;

     (b) To elect one Class III director to hold office until the 2001 Annual Meeting of Stockholders or until his successor shall have been elected and qualified;

     (c) To approve an amendment to the Company's Certificate of Incorporation to authorize a class of preferred stock;

     (d) To consider ratification of the appointment of BDO Seidman, LLP as auditors for fiscal year 1999; and

     (e) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed November 30, 1998 as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer records of Wegener Corporation will not be closed.

     A proxy statement and a proxy solicited by the Board of Directors, together with a copy of the 1998 Annual Report to Stockholders are enclosed herewith. Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting in person, you are requested to sign and date the enclosed proxy and return it as promptly as possible in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By Order of the Board of Directors


                                        J. Elaine Miller
                                        Secretary
Duluth, Georgia
December 4, 1998

                     PLEASE PROMPTLY COMPLETE AND RETURN THE
                    ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               WEGENER CORPORATION
                             11350 TECHNOLOGY CIRCLE
                              DULUTH, GEORGIA 30097


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             OF WEGENER CORPORATION

                         TO BE HELD ON JANUARY 28, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Wegener Corporation (the "Company") to be held on Thursday, January 28, 1999. This Proxy Statement is first being mailed to stockholders on or about December 4, 1998.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by delivering a written revocation to the Secretary of the Company or by voting at the meeting in person or by delivering to the Secretary of the Company a new proxy properly executed and bearing a later date. The items enumerated herein constitute the only business which the Board of Directors intends to present or knows will be presented at the meeting. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any matter other than the election of directors, an abstention or broker non-vote would have the effect of a vote against the proposal in question.

     The record date for the determination of stockholders entitled to vote at the Annual Meeting has been set at November 30, 1998. As of November 30, 1998, the Company had outstanding 11,979,959 shares of common stock, $.01 par value. Each share is entitled to one vote. A majority of the shares of common stock outstanding must be present, in person or by proxy, to constitute a quorum.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of November 30, 1998 with respect to ownership of the outstanding common stock of the Company by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding common stock of the Company, including their address, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group:

                                                         AMOUNT
                                                          AND
                                                        NATURE OF        PERCENT
                                       DIRECTOR         BENEFICIAL          OF
           NAME                         SINCE          OWNERSHIP(1)       CLASS
--------------------------             ---------      --------------      ------
Robert A. Placek                         1987          1,920,726(2)        15.7%
James H. Morgan, Jr.                     1987             86,000(3)          *
C. Troy Woodbury, Jr.                    1989             65,438(4)          *
Joe K. Parks                             1992             16,000(5)          *
Thomas G. Elliot                         1998             10,000(6)          *
Keith N. Smith                            N/A             18,750(7)          *
James T. Traicoff                         N/A             25,563(8)          *
All executive officers and directors
as a group (7 persons)                                 2,142,477(9)        17.5%

---------------------
*Less than 1%

(1)  Includes stock options exercisable within 60 days of the record date.

(2) Includes 10,656 shares held in a 401(k) plan, stock options to purchase 153,000 shares, and 70,000 shares over which Mr. Placek has sole voting power but as to which Mr. Placek disclaims any other beneficial interest. Mr. Placek's business address is 11350 Technology Circle, Duluth, Georgia 30097.

(3)  Includes stock options to purchase 18,000 shares.

(4) Includes 3,938 shares held in a 401(k) plan and 61,500 shares subject to stock options currently exercisable or exercisable in the next 60 days.

(5)  Includes stock options to purchase 12,000 shares.

(6)  Includes stock options to purchase 10,000 shares.

(7) Represents shares subject to stock options currently exercisable or exercisable in the next 60 days.

(8) Includes 9,563 shares held in a 401(k) plan and 13,250 shares subject to stock options currently exercisable or exercisable in the next 60 days.

(9) Includes 24,157 shares held in a 401(k) plan and 286,500 shares subject to stock options currently exercisable or exercisable in the next 60 days.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of five directors, elected to staggered three-year terms.

     The terms of C. Troy Woodbury, Jr. and Joe K. Parks will expire at the upcoming Annual Meeting of Stockholders. The Board of Directors has nominated Messrs. Woodbury and Parks for re-election as Class I directors of the Company to serve for a term of three years, expiring in January 2002. In addition, on September 16, 1998, the Board of Directors voted to increase the size of the Board by one position and elected Thomas G. Elliot as a Class III director to serve with the other Class III director, James H. Morgan, Jr. The Board of Directors has nominated Mr. Elliot for re-election at the 1999 Annual Meeting to serve as a Class III director for the remainder of the term of such Class, which expires in January 2001. Unless otherwise directed, the proxies will be voted at the meeting for the election of the foregoing nominees or, in the event of any unforeseen contingency, for different persons as substitutes. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOREGOING NOMINEES.

     C. TROY WOODBURY, JR., age 51, Class I director, has served as Treasurer and Chief Financial Officer of the Company since June 1988, and as a director of the Company since December 1989. He also has served as Treasurer of Wegener Communications, Inc. ("WCI"), a subsidiary of the Company, since September 1992, as Executive Vice President of WCI from July 1995 to June 1998 and as Chief Operating Officer of WCI from September 1992 to June 1998. Prior to joining the Company in 1988, Mr. Woodbury served as Group Controller for Scientific-Atlanta, Inc. from March 1975 to June 1988.

     JOE K. PARKS, age 63, retired, Class I director, served as Laboratory Director, Threat Systems Development Laboratory of the Georgia Tech Research Institute, a department of the Georgia Institute of Technology, from 1980 to July 1996. The principal business of the Threat Systems Development Laboratory is to design and manufacture radar systems which simulate enemy threats. Mr. Parks has served as a director of the Company since May 1992.

     THOMAS G. ELLIOT, age 56, has served as Senior Vice President, Technical Projects, at CableLabs (Cable Television Laboratories, Inc.), a research and development consortium of cable television system operators representing most of the cable subscribers in North America, since July 1997. From 1993 to July 1997, Mr. Elliot served as a Senior Vice President of Telecommunications, Inc.

     ROBERT A. PLACEK, age 60, Class II director, has served as a director of the Company since August 1987, as Chairman of the Board of Directors since May 1994 and as President and Chief Executive Officer since August 1987. Mr. Placek served as President of WCI from 1979 to June 1998, and has served as Chairman of the Board and Chief Executive Officer of WCI since June 1998 and as a director of WCI since 1979. His term of office expires in 2000.

     JAMES H. MORGAN, JR., age 58, Class III director, was an attorney and shareholder of O'Callaghan, Saunders & Stumm, P.A., Atlanta, Georgia, from 1985 to October 1990, at which time he joined the firm of Smith, Gambrell & Russell, LLP, Atlanta, Georgia, as a partner. Smith, Gambrell & Russell, LLP currently acts as general counsel to the Company and receives fees for services rendered. Mr. Morgan has served as a director of the Company since 1987. His term of office expires in 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Audit, Executive and Compensation, and Incentive Plan Committees. The Audit Committee is composed of Messrs. Placek, Parks and Morgan and held one meeting during the fiscal year ended August 28, 1998. The function of the Audit Committee is to consult with the auditors regarding the plan of audit, the results of the audit and audit controls, and the adequacy of internal accounting controls. The Audit Committee considers the scope, approach, effectiveness and recommendations of the audit performed by the independent accountants; determines and prescribes limits upon the types of non-audit professional services that may be provided by the independent accountants without adverse effect on the independence of such accountants; recommends the appointment of independent accountants; and considers significant accounting methods adopted or proposed to be adopted.

     The Executive and Compensation Committee is composed of Messrs. Placek and Morgan and held one meeting during the fiscal year ended August 28, 1998. The function of the Executive and Compensation Committee is to recommend to the full Board compensation arrangements for the Company's senior management and the adoption of any benefit plans in which officers and directors are eligible to participate.

     The Incentive Plan Committee is composed of Messrs. Morgan and Parks and acted four times by unanimous written consent during the fiscal year ended August 28, 1998. The Incentive Plan Committee is responsible for recommending the key employees who will receive awards under the 1988 Incentive Plan, the 1989 Directors' Incentive Plan and the 1998 Incentive Plan, the award amount or number of shares of stock to be granted, and the terms and conditions of each award.

     The Board of Directors does not have a standing nominating committee.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held one meeting and acted three times by unanimous written consent during the fiscal year ended August 28, 1998. During fiscal 1998, each director attended all meetings of the Board of Directors and Committee(s) on which he served.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 1998, all Section 16(a) filing requirements applicable to its officers and directors were complied with, except as follows: Keith N. Smith, President of WCI, filed one report on Form 3 late.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each other executive officer of the Company or WCI whose total annual salary and bonus exceeded $100,000 (the

"Named Executive Officers") for the fiscal years ended August 28, 1998, August 29, 1997 and August 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
                                                                                                Compensation
                                                                                        -----------------------------
                                                         Annual Compensation                       Awards
                                             -----------------------------------------  -----------------------------
              Name                                                          Other        Restricted                          All
               and                                                          Annual          Stock         Options/          Other
            Principal              Fiscal      Salary         Bonus      Compensation     Award(s)          SARs        Compensation
            Position                Year         ($)           ($)           ($)             ($)            (#)            ($)(a)
--------------------------------- ---------  -----------  ------------- --------------  -------------  -------------- --------------
Robert A. Placek                  1998         178,209       10,331           --             -0-             -0-            20,541
   Chairman of the Board,         1997         174,062          -0-           --             -0-         153,000(b)         19,420
   President and Chief            1996         167,623          -0-           --             -0-             -0-            19,264
   Executive Officer; Director

C. Troy Woodbury, Jr.             1998         130,786        7,582           --             -0-          40,000             4,000
   Treasurer and Chief            1997         127,796          -0-       62,875(c)          -0-          40,000(b)          2,400
   Financial Officer;             1996         122,533          -0-       21,198(c)          -0-             -0-             1,154
   Director
Keith N. Smith(d)                 1998         108,333       25,000           --             -0-          45,000               -0-
   President of WCI               1997          54,167       12,500           --             -0-          30,000               -0-
                                  1996              --           --           --             --               --                --
-----------------------

(a) Represents amounts contributed by the Company pursuant to the Company's 401(k) plan and life insurance premiums paid by the Company, as follows:

                                              Insurance
             Name            Fiscal Year      Premiums      401(k) Contributions
             ----            -----------      --------      --------------------
Robert A. Placek                1998           $17,055            $3,486
                                1997            17,055             2,365
                                1996            17,055             2,209

C. Troy Woodbury, Jr.           1998               -0-             4,000
                                1997               -0-             2,400
                                1996               -0-             1,154

Keith N. Smith                  1998               -0-               -0-
                                1997               -0-               -0-
                                1996               --                 --

(b) Represents options which were regranted in fiscal 1997 in consideration of the surrender and cancellation of previously granted options to purchase the same number of shares.

(c)  Represents tax reimbursements ($57,925 in fiscal 1997 and $15,216 in fiscal
     1996) due to the exercise of options under the 1989 Directors' Incentive Plan. The amount shown for fiscal 1997 relates to the exercise of stock options in fiscal 1996. The remaining balances of $4,950 in fiscal 1997 and $5,982 in fiscal 1996 represent automobile expenses paid by the Company.

(d)  Mr. Smith joined the Company during fiscal 1997.

STOCK OPTION PLAN

     The following table provides certain information regarding options which were granted to the Named Executive Officers during the fiscal year ended August 28, 1998 pursuant to the Company's Incentive Plans:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                                                             Value at Assumed
                                                                                           Annual Rates of Stock
                                                                                             Price Appreciation
                                          Individual Grants                                   for Option Term(1)
-------------------------------------------------------------------------------------------------------------------
                             Number of         % Total
                              Securities       Options
                             Underlying       Granted to       Exercise
                              Options       Employees in         Price     Expiration
Name                          Granted         Fiscal Year     Per Share        Date           5%           10%
----                         ---------      --------------    ---------    -----------    ---------     ---------
Robert A. Placek                   0                0%              --             --      $    --       $     --

C. Troy Woodbury, Jr.         20,000(2)          10.3%         $1.4375       12/30/07       18,081         45,820
                              20,000(2)          10.3%         $2.00          1/28/08       25,156         63,750

Keith N. Smith                45,000(2)          23.2%         $1.4375       12/29/02       40,682        103,095

--------------------
(1) The dollar amounts under these columns represent the potential realizable value of each option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

(2) These options vest in increments of 25% per year commencing on the first anniversary of the date of grant.

     The following table provides certain information concerning each exercise of stock options under the Company's Incentive Plans during the fiscal year ended August 28, 1998, by the Named Executive Officers and the fiscal year end value of unexercised options held by such persons:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                             Number of
                                                             Securities              Value of
                                                             Underlying            Unexercised
                                                             Unexercised           In-the-Money
                                                          Options at Fiscal     Options at Fiscal
                             Shares                           Year End               Year End
                            Acquired          Value         Exercisable/           Exercisable/
Name                      on Exercise       Realized        Unexercisable        Unexercisable(1)
----                      -----------       --------        -------------        ----------------
Robert A. Placek               0               $0             153,000/0             $28,688/$0
C. Troy Woodbury, Jr.          0                0           46,500/50,000         $20,063/$5,625
Keith N. Smith                 0                0           7,500/67,500          $1,406/$12,656
--------------

(1) The market value of the Company's common stock on August 28, 1998 was $1.625 per share. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's common stock exceeds the exercise price when the options are exercised.

COMPENSATION OF DIRECTORS

     The compensation currently payable to each non-employee director of the Company is $300 per meeting attended. However, Mr. Morgan presently does not receive director's fees. The law firm of which Mr. Morgan is a partner receives legal fees for services rendered to the Company. Pursuant to the 1989 Directors' Incentive Plan and the 1998 Incentive Plan, each non-employee director receives an option to purchase 2,000 shares of common stock on the last day of December of each year at an exercise price equal to the fair market value on such date. During fiscal 1998 Messrs. Morgan and Parks each were granted an option to purchase 2,000 shares at an exercise price of $1.53125.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The law firm of Smith, Gambrell & Russell, LLP, of which James H. Morgan, Jr. is a partner, received legal fees from the Company for services rendered during fiscal 1998. Mr. Morgan is a director of the Company and served as a member of the Executive and Compensation Committee during fiscal 1998. The Executive and Compensation Committee is comprised of Mr. Morgan and Robert A. Placek, Chairman of the Board, President and Chief Executive Officer of the Company. This Committee met one time during fiscal 1998. See "Report of Board of Directors on Executive Compensation."

     The Company believes that the above described transactions are on terms no less favorable to the Company than could be obtained from non-affiliated parties.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See  "Compensation   Committee  Interlocks  and  Insider  Participation  in
Compensation Decisions" which describes certain business relationships between the Company and certain of its directors.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Board of Directors on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

     The Company has an Executive and Compensation Committee comprised of the Chief Executive Officer and one non-employee director of the Company. However, this report is being made by the full Board of Directors, which authorized and approved all components of executive compensation.

     From September 1991 to May 1995, there were no increases in base salary to the President and Chief Executive Officer, the Chairman of the Board or the Chief Financial Officer of the Company. In June 1995, the Chief Executive Officer and the Chief Financial Officer received a 22% and 32.8% base salary increase, respectively; in July 1996, the Chief Executive Officer and the Chief Financial Officer received a 4.5% and 5.0% base salary increase, respectively; and in November 1997, the Chief Executive Officer and Chief Financial Officer each received a 3% cost of living increase. Bonuses were paid to the Named Executive Officers as well as to all other employees during fiscal 1998. See "Executive Compensation." The Executive and Compensation Committee and the full Board of Directors review the performance of the Chief Executive Officer as well as the other executive officers of the Company, and the full Board of Directors has historically authorized and approved increases in salary or other cash compensation awards. The performance of the Chief Executive Officer and the other executive officers of the Company is reviewed in light of the performance of the Company and the Company's working capital position and prospects. The Board of Directors does not assign relative weights to the factors considered by the Board in setting compensation, but rather considers all factors as a whole. In determining compensation levels, the Board of Directors has not set specific performance targets for officers to attain in order to earn any specific component of compensation.

     The Executive and Compensation Committee and the Board of Directors also consider other companies in the telecommunications industry and review, to the extent such information is available, the compensation paid to the Chief
Executive Officers and other executive officers of those companies. During fiscal 1996, the Board of Directors utilized the 1995 salary survey of the American Electronics Association, comprised of technology companies which are grouped by size and by geographic region. The surveyed companies do not necessarily correspond to the Nasdaq Telecommunications Stocks Index utilized by the Company in preparing its Stockholder Return Performance Graph included in the Company's Proxy Statement. However, the salary survey does include a number of technology companies which the Board of Directors believes is an appropriate source of comparative data. As a result of the review of such salary survey, the Board of Directors has concluded that the compensation levels of the Company's Chief Executive Officer and other executive officers are in the lower range of compensation paid by the surveyed companies. The Board of Directors, in reviewing the salary survey, considered the competitiveness of the entire compensation package to its officers and not only certain items of compensation.

     At the present time, the Company has the 1988 Incentive Plan, the 1989 Directors' Incentive Plan and the 1998 Incentive Plan for the purpose of awarding options and other compensation to its directors, executive officers and other key employees. See "Executive Compensation."

     The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success.

          Robert A. Placek                James H. Morgan, Jr.
          C. Troy Woodbury, Jr.           Joe K. Parks
          Thomas G. Elliot

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the Nasdaq Stock Market (U.S. Companies) and the Index for the Nasdaq Telecommunications Stocks for the period of five fiscal years commencing August 27, 1993 and ending August 28, 1998. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on August 27, 1993.

                                                           CUMULATIVE TOTAL RETURN
                                   ----------------------------------------------------------------------
                                   8/27/93      9/2/94        9/1/95      8/30/96     8/29/97     8/28/98
                                   -------      ------        ------      -------     -------     -------
WEGENER CORPORATION                 100.00       185.71      1,228.57      685.71      207.14      185.71
NASDAQ STOCK MARKET (U.S.)          100.00       104.55        141.56      163.02      227.56      236.41
NASDAQ TELECOMMUNICATIONS
STOCKS                              100.00        95.05        103.85      114.72      142.06      208.94

                                 AGENDA ITEM TWO
                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                      TO AUTHORIZE CLASS OF PREFERRED STOCK

     In November 1998, the directors approved an amendment to Article Fourth of the Company's Certificate of Incorporation to authorize a class of preferred stock (the "Preferred Stock"). The proposed amendment authorizes the Board of Directors of the Company, without further stockholder action, to issue from time to time, up to 1,000,000 shares of Preferred Stock. In connection therewith, the following resolution (or a similar resolution to the following effect) will be introduced at the Annual Meeting for approval by stockholders:

     "RESOLVED: That the Certificate of Incorporation shall be amended by amending Article Fourth thereof (entitled "FOURTH: AUTHORIZED SHARES") to add a new Subsection B. to read as follows:

     B.   Preferred Stock.
          ----------------

     One class shall consist of One Million (1,000,000) shares of preferred stock having a par value of $.01 per share, designated "Preferred Stock." The Board of Directors of the Corporation shall be empowered to divide any and all shares of the Preferred Stock into series and to fix and to determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of such series: (i) the distinctive designation of such shares and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors; (ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series; (iii) the time or times when and the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, if any, for the purchase or redemption of such shares; (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether all or a portion is paid before any amount is paid on the Common Stock; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and (vi) whether the shares of such series have voting rights and the extent of such voting rights, if any.

     The Board of Directors shall have the power to classify unissued shares of any series of Preferred Stock and the fixing and determination of the provisions thereof are hereby ratified and approved."

     See Exhibit A to this Proxy Statement for a statement of Article Fourth in its entirety.

     The proposed amendment to the Certificate of Incorporation empowers the Board of Directors to divide any and all of the shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established, including: (i) the distinctive designation of such series and the number of shares which shall constitute such series, (ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series; (iii) the time or times when and the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Company and the sinking fund provision, if any, for the purchase or redemption of such shares; (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether all or a portion is paid before any amount is paid on the common stock; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and (vi) whether the shares of such series have voting rights and the extent of such voting rights, if any.

     The Board of Directors recommends that stockholders approve the proposed amendment to the Company's Certificate of Incorporation because it considers the proposal to be in the best long-term and short-term interests of the Company, its stockholders and its other constituencies. The proposed creation of Preferred Stock provides the Company with flexibility of action for possible future financing transactions approved by the Board of Directors, including, among others, acquisitions, employee benefit plans and other corporate purposes.

     The Company does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the shares of Preferred Stock which would be authorized by the proposal to create a class of Preferred Stock.

     The Board of Directors believes that the availability of Preferred Stock will be particularly useful since the Board would be able to respond to investor preferences, developments in types of preferred stock, market conditions, and the nature of the specific transaction. In addition, it may be advantageous in some cases to pay certain investors dividends on equity instead of interest on debt. Preferred stock allows a corporation to offer equity that is potentially far less dilutive of the relative equity value of the holders of its common stock than would be the case if additional shares of its common stock were issued. Preferred stock typically does not enjoy dividend growth corresponding to growth in a company's earnings. In addition, preferred stock can be subject to redemption, also limiting dilution. Because future developments in this area cannot be foreseen, the Company believes that it will be able to benefit directly from these and other uses of Preferred Stock created in the future.

     Opportunities may arise that require prompt action, such as properties or businesses becoming available for acquisition or favorable market conditions existing for the sale of a particular type of preferred stock. The Board of Directors believes that the availability of Preferred Stock eliminates the delay and expense of seeking stockholder approval at the time of the issuance of such stock, thereby enabling the Company and its stockholders to benefit from such an opportunity.

     The existence of the Preferred Stock does not, by itself, have any effect on the rights of holders of the Company's common stock. It should be noted, however, that the issuance of one or more series of Preferred Stock in the future could affect the holders of common stock in a number of respects, including the following: the issuance of Preferred Stock would probably subordinate the common stock to the Preferred Stock in terms of dividend and liquidation rights, since Preferred Stock typically entitles its holder to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation is made on the common stock; if voting or conversion rights are granted to the holders of Preferred Stock, the voting power of the common stock (including stock held by any persons who may be seeking to obtain control of the Company) would be diluted; the issuance of Preferred Stock may result in a dilution of earnings per share of the present common stock; and certain fundamental matters requiring stockholder approval (such as mergers, consolidations, sales of assets and future amendments to the Certificate of Incorporation) may require approval by the separate vote of each class, including the additional class (or in some cases each series of that class) before action can be taken by the Company.

     Issuance of the Preferred Stock could, under certain circumstances, discourage or make more difficult an attempt by a person or organization to gain control of the Company by tender offer or proxy contest, or to consummate a merger or consolidation with the Company after acquiring control, and to remove incumbent management, even if such transactions were favorable to the Company's stockholders. Thus, it could benefit present management by helping them to retain their positions. For example, shares of Preferred Stock could be issued and sold which possess voting or conversion rights which would make it more difficult for a person or organization to gain control of the Company, especially if the shares were issued in a private placement to a party or parties sympathetic to management and opposed to any attempt to gain control of the Company. In connection with any issuance of shares of Preferred Stock, the Board of Directors considers such factors as whether such issuance would be in the best long-term and short-term interests of the Company, its stockholders and its other constituencies. The Board of Directors is presently unaware of any specific effort to obtain control of the Company or remove incumbent management.

     Adoption of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding common stock of the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                AGENDA ITEM THREE
                             APPOINTMENT OF AUDITORS

     The firm of BDO Seidman, LLP, independent certified public accountants, audited the financial statements of the Company for the fiscal year ended August 28, 1998. The Board of Directors has selected this same firm to audit the accounts and records of the Company for the current fiscal year and proposes that the stockholders ratify this selection at the Annual Meeting. Neither such firm nor any of its members or associates has or has had during the past year any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and income tax preparers.

     Stockholder ratification of this appointment is not required. Management has submitted this matter to the stockholders because it believes the stockholders' views on the matter should be considered, and if the proposal is not approved, management may reconsider the appointment. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting to respond to stockholders' questions and will have an opportunity to make any statements they consider appropriate.

              ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1998 Annual Report to Stockholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended August 28, 1998, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to Mr. James T. Traicoff, Controller, at the offices of the Company, 11350 Technology Circle, Duluth, Georgia 30097. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.

                 STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholders may submit proposals appropriate for stockholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. Proposals by stockholders intended to be presented at the 2000 Annual Meeting must be received by the Company no later than August 19, 1999 in order to be included in the Company's proxy materials for that meeting. Such proposals should be directed to Wegener Corporation, Attention: Corporate Secretary, 11350 Technology Circle, Duluth, Georgia 30097. In connection with the Company's Annual Meeting of Stockholders to be held in 2000, if the Company does not receive notice of a matter or proposal to be considered by November 2, 1999, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                     GENERAL

     The  cost  of  this  proxy  solicitation  will  be  paid  by  the  Company.
Solicitations will be made by mail but in some cases may also be made by telephone or personal call of officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company will also pay the cost of supplying necessary additional copies of the solicitation material and the Company's Annual Report to Stockholders for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees, and upon request, the Company will pay the reasonable expenses of record holders for mailing such materials to the beneficial owners.

     Management knows of no other matters to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

     In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure a required quorum, please sign, date and return your proxy promptly. In the event you are able to attend, we will, if you request, cancel the proxy.

                                        By Order of the Board of Directors,


                                        J. Elaine Miller
                                        Secretary
December 4, 1998

                                    EXHIBIT A

                              PROPOSED AMENDMENT TO
                         CERTIFICATE OF INCORPORATION OF
                               WEGENER CORPORATION


     WHEREAS, the Board of Directors of Wegener Corporation (the "Company") deems it desirable to amend the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to create a class of preferred stock;

     NOW, THEREFORE, the Certificate of Incorporation shall be amended by amending Article Fourth thereof entitled "FOURTH: AUTHORIZED SHARES" to add a new Subsection B. and thereby causing Article Fourth to read, in its entirety, as follows:

     "FOURTH: AUTHORIZED SHARES. The Corporation shall have authority to issue Twenty-one Million (21,000,000) shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights:

     A.   Common Stock.
          -------------

          One class shall consist of Twenty Million (20,000,000) shares of common stock having a par value of $.01 per share, designated "Common Stock." The holders of Common Stock shall be entitled to elect all the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the stockholders of the Corporation.

     B.   Preferred Stock.
          ----------------

          One class shall consist of One Million (1,000,000) shares of preferred stock having a par value of $.01 per share, designated "Preferred Stock." The Board of Directors of the Corporation shall be empowered to divide any and all shares of the Preferred Stock into series and to fix and to determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of such series: (i) the distinctive designation of such shares and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors; (ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series; (iii) the time or times when and the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, if any, for the purchase or redemption of such shares; (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether all or a portion is paid before any amount is paid on the Common Stock; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and (vi) whether the shares of such series have voting rights and the extent of such voting rights, if any.

          The Board of Directors shall have the power to classify unissued shares of any series of Preferred Stock and the fixing and determination of the provisions thereof are hereby ratified and approved."

                               WEGENER CORPORATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 28, 1999 AT 7:00 P.M., EASTERN STANDARD TIME.

     The undersigned hereby appoints Robert A. Placek and C. Troy Woodbury, Jr. and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Wegener Corporation (the "Company") to be held on Thursday, January 28, 1999 at 7:00 p.m. at the offices of the Company, 11350 Technology Circle, Duluth, Georgia 30097, and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present, on the following matters:

(1) To elect the following nominees as Class I directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified:

             C. Troy Woodbury, Jr.              Joe K. Parks

     o  FOR the nominees listed above      o  WITHHOLD AUTHORITY to vote
        (except as indicated to               for the nominees
        the contrary below)

     (To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the line below:)

     ---------------------------------------------------------------------------

(2) To elect the following nominee as a Class III director to serve until the 2001 Annual Meeting of Stockholders and until his successor is elected and qualified:

                                Thomas G. Elliot

     o  FOR the nominee listed above       o  WITHHOLD AUTHORITY to vote
                                              for the nominee


(3) To approve an amendment to the Certificate of Incorporation of Wegener Corporation to authorize a class of preferred stock as set forth in Agenda Item Two and Exhibit A to the Proxy Statement;

          o   FOR                 o    AGAINST                 o   ABSTAIN

(4) To ratify the appointment of BDO Seidman, LLP as auditors for the Company and its subsidiaries for the fiscal year 1999; and

          o   FOR                 o    AGAINST                 o   ABSTAIN

(5) To transact such other business as may properly come before the meeting or any adjournment thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE NOMINEES REFERRED TO IN PARAGRAPHS (1) AND (2) AND FOR THE PROPOSITIONS REFERRED TO IN PARAGRAPHS (3) AND (4).

                                        The   undersigned   revokes   all  prior
                                        proxies to vote the shares covered by this proxy.

                                        ----------------------------------------
                                                        Signature

                                        ----------------------------------------
                                                        Signature


                                        Date:___________________________, 199___

                                        (When  signing  as  attorney,  executor,
                                        administrator,   trustee  or   guardian,
                                        please   give   title   as   such.    If
                                        stockholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)


PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.